Exhibit 99.1

For Immediate Distribution

CRESTWOOD HOLDINGS COMPLETES ACQUISITION OF INERGY, L.P. GENERAL PARTNER AND CONTRIBUTES GENERAL PARTNER OF CRESTWOOD MIDSTREAM PARTNERS LP TO INERGY, L.P.

Final MLP Merger Expected to be Completed in Third Quarter 2013

HOUSTON, Tx. and KANSAS CITY, Mo. – June 19, 2013 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood Midstream”) and Crestwood Holdings LLC (“Crestwood Holdings”) (collectively, “Crestwood”) and Inergy, L.P. (NYSE:NRGY) and Inergy Midstream, L.P. (NYSE:NRGM) (“Inergy Midstream”) (collectively, “Inergy”) today announced that, Crestwood Holdings has acquired the general partner, and thus control, of Inergy, L.P. Additionally, Crestwood Gas Services Holdings LLC, a wholly owned subsidiary of Crestwood Holdings, contributed 100% of its interest in Crestwood Gas Services GP LLC, the general partner of Crestwood Midstream that also owns 100% of the incentive distribution rights of Crestwood Midstream Partners LP, for common units and subordinated units in Inergy, L.P. These transactions are part of the previously announced definitive agreements to create a fully integrated midstream partnership with a total enterprise value of approximately $7 billion. The final transaction to complete the proposed combination, the merger of Crestwood Midstream with Inergy Midstream, is expected to occur in the third quarter of 2013.

The combination of Crestwood and Inergy will create a fully integrated midstream MLP linking new shale-based energy supplies with growing energy demand across the midstream value chain. The company will have a diverse platform of midstream assets providing broad-ranging services, from gathering and processing to storage and sales, in the premier shale plays in North America, including the Marcellus Shale, Bakken Shale, Eagle Ford Shale, Permian Basin, Powder River Basin, Niobrara Shale, Utica Shale, Barnett Shale, Fayetteville Shale, Granite Wash, Haynesville Shale and Monterey Shale.

In addition, and as outlined in prior announcements, Robert G. Phillips, current Chairman, President and Chief Executive Officer of Crestwood Midstream, has been named Chairman, President and Chief Executive Officer of the general partners of Inergy, L.P. and Inergy Midstream, effective immediately. Prior Inergy Chairman and Chief Executive Officer, John J. Sherman, and President, R. Brooks Sherman, Jr., have stepped down from day-to-day management roles; however, John J. Sherman will continue to serve on the Boards of Directors of the general partners of Inergy, L.P. and Inergy Midstream. Until the completion of the merger, both Crestwood Midstream and Inergy Midstream will continue to operate as separate, independent companies under the leadership of Mr. Phillips.

“This is an important first step forward in the process of combining our two companies to create a fully integrated midstream partnership with the size and scale required by our industry to compete for the largest midstream infrastructure projects,” Mr. Phillips said. “Together, we will be able to capitalize on new growth opportunities stemming from our ability to offer a more comprehensive and competitive suite of customer services that expand margins and enhance returns on investment. The improved visibility to growth will be a key benefit of the transaction for our investors. With the general partners now consolidated, prior to the merger we will be focusing on an efficient integration of our assets and organizations to leverage our diverse midstream operating platform by providing ‘best-in–class’ customer services in the premier shale plays across North America.”

Governance Details

In addition to Mr. Phillips, Michael G. France, Managing Director at First Reserve and Managing Member of Crestwood Holdings, has been named to the Boards of Directors of the general partners of Inergy, L.P. and Inergy Midstream. In connection with today’s transactions, Phillip L. Elbert has stepped down from the Board of Directors of the general partner of Inergy, L.P., effective immediately. Prior to completion of the merger, Crestwood Holdings and Inergy, L.P. will designate three additional directors to each of the respective Boards of Directors of the general partners of Inergy, L.P. and Inergy Midstream.

Upon final completion of the combination, the new partnership will be headquartered in Houston, Texas with executive offices in Kansas City, Missouri and Fort Worth, Texas. The executive management team, which is expected to include senior executives from both companies, will be announced prior to completion of the merger.

Transaction Details

As previously announced, the combination of Inergy and Crestwood will be effected through a series of transactions. In the first transaction, which closed today, Crestwood Holdings has acquired the general partner of Inergy, L.P. for $80 million in cash. Prior to the closing of this transaction, Inergy, L.P. distributed to its unitholders all of the approximately 56.4 million common units that it owned in Inergy Midstream. Upon closing of this transaction, Crestwood Holdings owns the general partner, and thus control, of Inergy, L.P.

In a second transaction, which also closed today immediately after the first transaction, Crestwood Gas Services Holdings LLC, a wholly owned subsidiary of Crestwood Holdings, contributed to Inergy, L.P. 100% of its interest in Crestwood Gas Services GP LLC, the general partner of Crestwood Midstream that also owns 100% of the incentive distribution rights of Crestwood Midstream, in exchange for approximately 35.1 million common units and approximately 4.4 million subordinated units of Inergy, L.P. Crestwood Holdings has also entered into an agreement that provides that it will have the option to contribute to Inergy, L.P. approximately 7.1 million of the Inergy Midstream common units it receives in the merger described below (or in the event the merger agreement is terminated, approximately 6.7 million Crestwood Midstream Units) in exchange for approximately 14.3 million common units of Inergy, L.P., which if exercised would result in it owning approximately 29% of the total common units of Inergy, L.P. outstanding.

In the final transaction, which is expected to close in the third calendar quarter of 2013, Crestwood Midstream will be merged into a subsidiary of Inergy Midstream. In the merger, Crestwood Midstream unitholders will receive 1.070 units of Inergy Midstream for each unit of Crestwood Midstream they own. Additionally, all Crestwood Midstream public unitholders other than Crestwood Holdings will receive a one-time cash payment at closing of $1.03 per unit. Inergy Midstream and Inergy, L.P. will continue to be listed on the NYSE under the ticker symbols NRGM and NRGY, respectively. Until the close of the final transaction, Crestwood Midstream will continue to be listed on the NYSE under the ticker symbol CMLP.

The merger is conditioned on the approval of the holders of a majority of the limited partner interests of Crestwood Midstream. Crestwood Holdings has agreed to vote its limited partner interests in favor of the transaction.

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Marcellus Shale in northern West Virginia, the Fayetteville Shale in northwest Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico and the Haynesville/Bossier Shale in western Louisiana. For more information about Crestwood, visit www.crestwoodlp.com.

About Inergy, L.P.

Inergy, L.P., headquartered in Kansas City, Missouri, is a publicly traded master limited partnership. Inergy’s operations include a natural gas storage business in Texas and an NGL supply logistics, transportation, and marketing business that serves customers in the United States and Canada. Through its general partner interest in Inergy Midstream, L.P., Inergy is also engaged in the development and operation of natural gas, NGL and crude oil storage, transportation, and logistics businesses in the Northeast region of the United States and in North Dakota. Inergy also owns the general partner of Crestwood Midstream Partners LP. For more information about Inergy, L.P., visit www.inergylp.com.

About Inergy Midstream, L.P.

Inergy Midstream, L.P., headquartered in Kansas City, Missouri, is a publicly traded master limited partnership engaged in the development and operation of natural gas, NGL and crude oil storage, transportation, and logistics businesses in the Northeast region of the United States and in North Dakota. For more information about Inergy Midstream, L.P., visit www.inergylp.com.

Additional Information and Where to Find It

This press release contains information about the proposed merger involving Crestwood and Inergy Midstream. In connection with the proposed merger, Inergy Midstream has filed with the SEC a preliminary registration statement on Form S-4 that includes a proxy statement/prospectus for the unitholders of Crestwood. Crestwood will mail the final proxy statement/prospectus to its unitholders. INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRESTWOOD, INERGY MIDSTREAM, THE PROPOSED MERGER AND RELATED MATTERS. Investors and unitholders are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Inergy Midstream and Crestwood through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders will be able to obtain free copies of documents filed by Crestwood with the SEC from Crestwood’s website, www.crestwoodlp.com, under the heading “SEC Filings” in the “Investor Relations” tab and free copies of documents filed by Inergy Midstream with the SEC from Inergy Midstream’s website, www.inergylp.com, under the heading “SEC Filings” in the Inergy Midstream, L.P. “Investor Relations” tab.

Participants in the Solicitation

Crestwood, Inergy Midstream, Inergy, L.P. and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Crestwood in respect of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of Crestwood in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus filed with the SEC. Information regarding Crestwood’s directors and executive officers is contained in Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy Midstream’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy, L.P.’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Free copies of these documents may be obtained from the sources described above.

Forward Looking Statements

The statements in this communication regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood and Inergy management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s or Inergy’s financial condition, results of operations and cash flows include, without limitation, failure to satisfy closing conditions with respect to the merger; the risks that the Crestwood and Inergy businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of Crestwood or Inergy assets; failure or delays by customers in achieving expected production in their natural gas projects; competitive conditions in the industry and their impact on the ability of Crestwood or Inergy to connect natural gas supplies to Crestwood or Inergy gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood or Inergy to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood or Inergy’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood or Inergy to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact either company’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness of either company, as well as other factors disclosed in Crestwood and Inergy’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood and Inergy with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K for the year ended December 31, 2012 and September 30, 2012, respectively, and the most recent Quarterly Reports and Current Reports, for a more extensive list of factors that could affect results. Crestwood and Inergy do not assume any obligation to update these forward-looking statements.

CONTACTS

Crestwood

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

or

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Michael Freitag / Jed Repko

212-355-4449

Inergy

Vince Grisell

816-842-8181

investorrelations@inergyservices.com.